Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Hipcricket, Inc. (formerly Augme Technologies, Inc.) of our report dated May 13, 2011 covering the consolidated financial statements of Hipcricket, Inc. (formerly Augme Technologies, Inc.) as of and for the year ended February 28, 2011.

We also consent to the references to us under the heading “Experts” in the Prospectus that is a part of the Registration Statement.

/s/ Freedman & Goldberg
Freedman & Goldberg, CPA’s, P.C.

Farmington Hills, MI
November 1, 2013